Exhibit 99.2

Kingsway Financial Services Inc.
Unaudited Pro Forma Consolidated Financial Statements

On July 16, 2018, Kingsway America Inc. (the “Company” or “Kingsway”) announced it had entered into a definitive agreement to sell its non-standard automobile insurance companies Mendota Insurance Company, Mendakota Insurance Company and Mendakota Casualty Company (collectively "Mendota") to Premier Holdings, LLC. As a result of this announcement, the Company determined Mendota met the held for sale criteria and, therefore, classified Mendota as a discontinued operation. The results of Mendota’s operations were reported separately in the consolidated statements of operations for all periods presented as filed within the Form 10-Q filed with the SEC on August 8, 2018. The assets and liabilities of Mendota were presented as held for sale in the Company’s consolidated balance sheet as of June 30, 2018, as filed within the Form 10-Q filed with the SEC on August 8, 2018.

On October 18, 2018, the Company completed the previously announced sale of Mendota. The final aggregate purchase price of $28.6 million was redeployed primarily to acquire equity investments, limited liability investments, limited liability investment, at fair value and other investments, which were owned by Mendota at the time of the closing, and to fund $5 million into an escrow account to be used to satisfy potential indemnity obligations under the definitive stock purchase agreement.

The accompanying pro forma consolidated financial statements are presented to show the effects of the disposition of Mendota, including the receipt of proceeds from the sale, on the Company’s consolidated financial statements.

The following unaudited pro forma consolidated balance sheet of Kingsway as of June 30, 2018 is presented as if the disposition, as described in the notes to these unaudited pro forma consolidated financial statements, had occurred at June 30, 2018. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 are presented as if the disposition had occurred on January 1, 2017. The unaudited pro forma consolidated financial statements are based on the historical financial statements of Kingsway for each period presented and in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the disposition been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma consolidated financial statements and the notes thereto should be read together with Kingsway’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2017; Management’s Discussion and Analysis included in Kingsway’s Annual Report on Form 10-K for the year ended December 31, 2017; and Kingsway’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2018.

Exhibit 99.2

Unaudited Pro Forma Consolidated Balance Sheet
(in thousands, except share data)

	June 30, 2018 (a)	Pro Forma Adjustments		Pro Forma

Assets
Investments:
Fixed maturities, at fair value	$11,361	$—		$11,361
Equity investments, at fair value	2,189	284	(b)	2,473
Limited liability investments	5,217	18,427	(b)	23,644
Limited liability investment, at fair value	4,869	3,629	(b)	8,498
Other investments, at cost which approximates fair value	1,916	1,400	(b)	3,316
Short-term investments, at cost which approximates fair value	151	—		151
Total investments	25,703	23,740		49,443
Cash and cash equivalents	24,713	2,546	(c)	27,259
Investment in investee	4,947	—		4,947
Accrued investment income	161	—		161
Service fee receivable, net of allowance for doubtful accounts	5,173	—		5,173
Other receivables, net of allowance for doubtful accounts	7,907	—		7,907
Deferred acquisition costs, net	6,662	—		6,662
Property and equipment, net of accumulated depreciation	105,246	—		105,246
Goodwill	80,112	—		80,112
Intangible assets, net of accumulated amortization	79,519	—		79,519
Other assets	3,592	—		3,592
Assets held for sale	138,804	(138,804)	(d)	—
Total Assets	$482,539	$(112,518)		$370,021
Liabilities and Shareholders' Equity
Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$2,594	$—		$2,594
Vehicle service agreements	2,615	—		2,615
Total unpaid loss and loss adjustment expenses	5,209	—		5,209
Note payable	184,567	—		184,567
Bank loan	4,417	—		4,417
Subordinated debt, at fair value	52,822	—		52,822
Net deferred income tax liabilities	28,796	—		28,796
Deferred service fees	41,221	—		41,221
Income taxes payable	2,801	—		2,801
Accrued expenses and other liabilities	10,946	—		10,946
Liabilities held for sale	112,866	(112,866)	(d)	—
Total Liabilities	443,645	(112,866)		330,779

Class A preferred stock, no par value; unlimited number authorized; 222,876 issued and outstanding at June 30, 2018; redemption amount of $5,572	5,477	—		5,477

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 21,708,190 issued and outstanding at June 30, 2018	—	—		—
Additional paid-in capital	356,609	—		356,609
Accumulated deficit	(364,917)	(297)	(e)	(365,214)
Accumulated other comprehensive income	36,322	645	(d)	36,967
Shareholders' equity attributable to common shareholders	28,014	348		28,362
Noncontrolling interests in consolidated subsidiaries	5,403	—		5,403
Total Shareholders' Equity	33,417	348		33,765
Total Liabilities, Class A preferred stock and Shareholders' Equity	$482,539	$(112,518)		$370,021

See accompanying notes to unaudited pro forma consolidated financial statements.

Exhibit 99.2

Unaudited Pro Forma Consolidated Statement of Operations
(in thousands, except per share data)

	Year Ended June 30, 2018 (a)	Pro Forma Adjustments	Pro Forma

Revenues:
Service fee and commission income	$19,670	—	19,670
Rental income	6,682	—	6,682
Net investment loss	(613)	—	(613)
Net realized gains	9	—	9
Gain on change in fair value of equity investments	614	—	614
Other income	1,308	—	1,308
Total revenues	27,670	—	27,670
Operating expenses:
Loss and loss adjustment expenses	4,247	—	4,247
Commissions	1,817	—	1,817
Cost of services sold	3,716	—	3,716
General and administrative expenses	14,702	—	14,702
Leased real estate segment interest expense	3,098	—	3,098
Total operating expenses	27,580	—	27,580
Operating income	90	—	90
Other expenses, net:
Interest expense not allocated to segments	2,905	—	2,905
Amortization of intangible assets	543	—	543
Loss on change in fair value of debt	1,061	—	1,061
Equity in net loss of investee	284	—	284
Total other expenses, net	4,793	—	4,793
Loss from continuing operations before income tax expense	(4,703)	—	(4,703)
Income tax expense	438	—	438
Loss from continuing operations	(5,141)	—	(5,141)
Loss per share - continuing operations:
Basic:	$(0.26)		$(0.26)
Diluted:	$(0.26)		$(0.26)
Weighted-average shares outstanding (in ‘000s):
Basic:	21,708		21,708
Diluted:	21,708		21,708

See accompanying notes to unaudited pro forma consolidated financial statements.

Exhibit 99.2

Unaudited Pro Forma Consolidated Statement of Operations
(in thousands, except per share data)

	Year Ended December 31, 2017 (f)	Pro Forma Adjustments (g)	Pro Forma

Revenues:
Net premiums earned	$130,443	$(130,443)	$—
Service fee and commission income	31,909	—	31,909
Rental income	13,384	—	13,384
Net investment income	2,669	(1,701)	968
Net realized gains	3,771	(3,465)	306
Other-than-temporary impairment loss	(316)	316	—
Other income	11,334	(9,938)	1,396
Total revenues	193,194	(145,231)	47,963
Operating expenses:
Loss and loss adjustment expenses	125,982	(120,387)	5,595
Commissions and premium taxes	25,006	(20,682)	4,324
Cost of services sold	6,535	—	6,535
General and administrative expenses	46,269	(19,231)	27,038
Leased real estate segment interest expense	6,264	—	6,264
Amortization of intangible assets	1,152	—	1,152
Contingent consideration benefit	(212)	—	(212)
Impairment of intangible assets	250	(250)	—
Total operating expenses	211,246	(160,550)	50,696
Operating loss	(18,052)	15,319	(2,733)
Other expenses (revenues), net:
Interest expense not allocated to segments	4,977	—	4,977
Foreign exchange losses, net	15	—	15
Loss on change in fair value of debt	8,487	—	8,487
Equity in net income of investees	(2,115)	—	(2,115)
Total other expenses, net	11,364	—	11,364
Loss from continuing operations before income tax benefit	(29,416)	15,319	(14,097)
Income tax benefit	(17,761)	1,067	(16,694)
(Loss) income from continuing operations	(11,655)	14,252	2,597
Loss per share - continuing operations:
Basic:	$(0.76)		$(0.10)
Diluted:	$(0.76)		$(0.10)
Weighted average shares outstanding (in ‘000s):
Basic:	21,547		21,547
Diluted:	21,547		21,547

See accompanying notes to unaudited pro forma consolidated financial statements.

Exhibit 99.2

Kingsway Financial Services Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

a.
Reflects the Company's historical consolidated balance sheet and statement of operations as of and for the six months ended June 30, 2018, as presented in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on August 8, 2018.

b.	Reflects the equity investments, limited liability investments, limited liability investment, at fair value and other investments acquired from Mendota at the time of the closing.

c.	Reflects the estimated net pro forma effect on cash and cash equivalents of the disposition of Mendota.

d.	Reflects the adjustments necessary to remove the assets, liabilities and accumulated other comprehensive loss associated with Mendota.

e.	Reflects the estimated incremental loss on disposal based upon the actual closing date gross sales proceeds.

f.
Reflects the Company's historical consolidated statement of operations for the year ended December 31, 2017, as presented in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 16, 2018.

g.	Reflects the adjustments necessary to remove the historical revenues and expenses of Mendota. Such adjustments exclude the effect of the loss on sale, as this represents a non-recurring transaction.